EXHIBIT 10.6

AGREEMENT TO DEFER TRANSACTION COSTS

This Agreement (the “Agreement”) is made and entered into as of December 26, 2024, by and between Bannix Acquisition Corp. (“Bannix”) and Marula Capital Group LLC (“Marula”), collectively referred to as the “Parties.”

WHEREAS:

1.	Bannix is currently engaged in a de-SPAC transaction with VisionWave Technologies Inc.;

2.	Marula has provided and continues to provide financial advisory and fairness opinion services in connection with the transaction;

3.	The Parties wish to defer all transaction costs associated with the de-SPAC process until after the closing of the transaction.

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the Parties agree as follows:

1. Deferral of Transaction Costs

●	All transaction costs associated with the de-SPAC process, including but not limited to the fees outlined in the engagement letter dated July 5, 2024 (which was executed on 8/16/2024), shall be deferred until after the closing of the transaction.

2. Payment Terms

●	Bannix agrees to pay the deferred transaction costs from the working capital of the post-closing entity.

●	Payment of the deferred costs shall be made no later than one (1) month after the actual closing date of the transaction.

3. No Payments at Closing

●	No payments related to transaction costs shall be made at the time of the transaction closing.

4. Entire Agreement

This Agreement constitutes the entire understanding between the Parties concerning the deferral of transaction costs and supersedes all prior agreements, whether written or oral, regarding this matter.

5. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to its conflict of law principles.

6. Amendments

Any amendment or modification of this Agreement must be made in writing and signed by both Parties.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

For Bannix Acquisition Corp.:
By: /s/ Doug Davis
Name: Doug Davis
Title: Chief Executive Officer
Date: December 26, 2024

For Marula Capital Group LLC:
By: /s/Wayne H. Platt
Name: Wayne H. Platt
Title: Managing Director
Date: December 26, 2024